UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2005
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Volterra Semiconductor Corporation
(Exact name of Registrant as specified in its charter)

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Delaware	000-50857	94-3251865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3839 Spinnaker Court, Fremont, CA  94538-6437
(Address of principal executive offices)   (Zip Code)

(510) 743-1200
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 28, 2005, Volterra Semiconductor Corporation (the “Company”) announced that a former employee was arrested by federal agents on February 27, 2005 on a criminal complaint filed in the United States District Court in the Northern District of California. The complaint charges the former employee with illegally emailing to a semiconductor company in Taiwan proprietary "data sheets" containing product specifications and functionality regarding several of the Company's products. These data sheets are provided by the Company to its customers subject to non-disclosure obligations.

The Company believes that the former employee may have also transferred files containing Company proprietary information to his personal computers. Although the Company and federal investigators are in the process of fully determining the extent of the former employee's action with respect to the Company's proprietary information, based on analysis to date, the Company does not believe that the transfers or alleged data sheet transmissions have materially impaired the Company's intellectual property or otherwise impacted the Company's business or operations.

The description contained in Item 8.01 of this report and shall be deemed "filed" for purposes of the Securities Exchange Act of 1934 (the "Exchange Act"), and is incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended or the Exchange Act.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is furnished herewith:

Number	Description

99.1	Press release entitled “Volterra Reports Former Employee Arrested for Unauthorized Transfer of Company Proprietary 'Data Sheets'”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volterra Semiconductor Corporation

By:	/s/ Greg Hildebrand
Name: Greg Hildebrand
Title: Chief Financial Officer

Dated:  March 1, 2005